UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 14, 2013
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 McInnis Parkway
San Rafael, California 94903
(Address of principal executive offices, including zip code)
(415) 507-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Director
On April 14, 2013, Charles J. Robel informed the Board of Directors (the “Board”) of Autodesk, Inc. (the “Company”) that he would not be standing for re-election to the Board of the Company at the 2013 Annual Meeting of Stockholders. Mr. Robel’s decision to not seek reelection is not the result of any disagreement with the Company.
(d) Committee Compositions
On April 17, 2013, the Board, on the recommendation of the Corporate Governance and Nominating Committee, approved the following appointments to the Audit Committee and Compensation and Human Resources Committee:

•	Audit Committee: Lorrie Norrington (Chairwoman), J. Hallam Dawson and Steven M. West.

•	Compensation and Human Resources Committee: Mary McDowell (Chairwoman), Thomas Georgens and Stacy J. Smith.
The committee appointments will be effective on June 13, 2013, the date of the Company’s 2013 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo Senior Vice President, General Counsel and Secretary
Date: April 18, 2013